Exhibit 10.3

DELUXE CORPORATION
AMENDED AND RESTATED
2000 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated Effective February 1, 2020)

Section 1. Purpose.

1.01. The Plan is designed to encourage employee stock ownership in Deluxe Corporation by providing Eligible Employees of the Company and Participating Subsidiaries with an opportunity to purchase shares of the Company’s common stock through voluntary payroll deductions. It is the purpose and policy of the Plan to foster ownership interest among employees, thus aligning the interests of employees with the interests of shareholders. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code. The effective date of this Amended and Restated Plan shall be February 1, 2020 (the “Effective Date”).

Section 2. Certain Definitions.

2.01. Board. The term “Board” shall mean the Company’s Board of Directors.

2.02. Business Day. The term “Business Day” shall mean a day on which the New York Stock Exchange is open for trading.

2.03. Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.04. Company. The term “Company” shall mean Deluxe Corporation, a Minnesota corporation.

2.05 Corporate Transaction. The term “Corporate Transaction” shall mean the merger into or consolidation of the Company with one or more corporations during the Plan, or the sale of all or substantially all of the assets of the Company.

2.06. Eligible Compensation. The term “Eligible Compensation” shall mean all regular base wage and salary payments paid by the Company to a Participant in accordance with the terms of his or her employment, including payments made to him or her under the short term disability or paid time off plan of the Company or Participating Subsidiary of which the Participant is an employee in effect at the applicable time, but excluding all overtime earnings, bonus, commissions, and other incentive payments and awards, and all other forms of extra compensation.

2.07. Eligible Employee. The term “Eligible Employee” shall mean all employees of the Company and its Participating Subsidiaries (including officers and directors who are also employees of the Company) whose regularly scheduled work week consists of at least twenty (20) hours. Eligible Employees do not include (i) a seasonal or temporary employee, to the extent not customarily employed for more than five months in a calendar year, or (ii) an individual performing services for the Company or any Participating Subsidiary as an independent contractor or as an employee of another company.

2.08. Excluded Subsidiary. The term “Excluded Subsidiary” shall mean (i) each Subsidiary whose employees have not been designated as eligible to participate in the Plan by the Plan Administrator, and (ii) each Subsidiary that was not a Participating Subsidiary prior to the Effective Date and whose employees have not been not been designated as eligible to participate in the Plan by the Plan Administrator.

2.09. Fair Market Value. The term “Fair Market Value” as of any date shall mean the value of a Share determined by reference to (i) if Shares are listed on a national securities exchange, the closing sale price on that date on the principal national securities exchange on which such shares are then listed or, if no such reported sale of a Share shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if such shares are not then listed on a national securities exchange, by reference to the mean between the bid and asked price published in the OTC Link ATS or displayed on the OTC Bulletin Board of a Share for that date or if for any reason no such price is available, in such other manner as the Plan Administrator may in good faith deem appropriate to reflect the then fair market value thereof.

2.10. Offering and Purchase Dates. The first Business Day of each Offering Period is the “Offering Date” for that Offering Period and the last Business Day of each Offering Period is the “Purchase Date” for that Offering Period.

2.11. Offering Periods. The Plan shall have three-month offering periods to purchase Shares (the “Offering Periods”), with a new Offering Period commencing on February 1, May 1, August 1 and November 1 of each year. Each Offering Period commencing on February 1 shall end on April 30 of the same year; each Offering Period commencing on May 1 shall end on July 31 of the same year; each Offering Period commencing on August 1 shall end on October 31 of the same year; and each Offering Period commencing on November 1 shall end on January 31 of the following year.

2.12. Participant. The term “Participant” shall mean an Eligible Employee of the Company or of its Participating Subsidiaries, who has elected to participate in the manner set forth in the Plan.

2.13. Participating Subsidiaries. The term “Participating Subsidiaries” shall mean each Subsidiary of the Company that is not an Excluded Subsidiary.

2.14. Plan. The term “Plan” shall mean the Deluxe Corporation Amended and Restated 2000 Employee Stock Purchase Plan, the terms and provisions of which are set forth herein.

2.15. Plan Administrator. The term “Plan Administrator” shall mean the Compensation Committee of the Board.

2.16. Shares. The term “Shares” shall mean the Company’s $1 par value common shares.

2.17. Stock Purchase Account. The term “Stock Purchase Account” means a current bookkeeping record maintained by the Company of cumulative payroll deductions made from the Eligible Compensation of each Participant in the Plan as reduced by amounts applied toward the purchase of Shares under the Plan.

2.18 Subsidiary. The term “Subsidiary” shall mean a subsidiary, as defined in Section 424(f) of the Code, of the Company.

Section 3. Election to Participate.

3.01. An Eligible Employee may elect to participate in the Plan by completing the form prescribed by the Plan Administrator or enrolling online to authorize regular payroll deduction from the employee’s Eligible Compensation, beginning with the first payroll period ending after an Offering Date, provided such authorization is received by the Company’s Human Resources Department in such time in advance of such Offering Date as may be prescribed by the Plan Administrator. Payroll deductions shall continue until the employee decreases his or her payroll deduction rate to zero percent (0%), withdraws from the Plan, or ceases to be eligible to participate in the Plan.

3.02. Notwithstanding the provisions of Section 3.01, no Eligible Employee shall be granted any right to purchase Shares hereunder to the extent that:

(i)such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Shares possessing five percent (5%) or more of the total combined voting power or value of all the classes of the capital stock of the Company or of its parent, as defined in Section 424(e) of the Code, or a Subsidiary, or

(ii)such employee’s rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries accrues at a rate that exceeds $25,000 worth of stock (determined at the Fair Market Value of the Shares at the time such rights are granted) for each calendar year during which the rights to purchase such stock are outstanding at any time.

3.03. Employees of an Excluded Subsidiary shall not be eligible to participate in the Plan unless and until they transfer employment to the Company or a Participating Subsidiary or the Plan Administrator re-designates the Excluded Subsidiary as a Participating Subsidiary. In any such event, the period during which an employee was employed by the Excluded Subsidiary shall be counted toward satisfaction of the three (3) consecutive months of employment required for the employee to be eligible under Section 2.07 to participate in the Plan following such transfer or re-designation.

Section 4. Payroll Deductions and Stock Purchase Account.

4.01. A Participant may elect payroll deductions of any multiple of one percent (1%) and not less than one percent (1%) nor more than ten percent (10%) of his or her Eligible Compensation. A Participant may, at any time, increase or decrease the percentage of his or her payroll deduction within the foregoing limitations, and decrease his or her payroll deductions to zero percent (0%), as described in Section 7.01, by filing such form(s) as may be prescribed by the Plan Administrator indicating the change, such change to become effective with the first payroll period commencing on or after the receipt of the form(s) by the Company’s Human Resources Department.

4.02. Payroll deductions shall be credited currently to the Participant’s Stock Purchase Account. A Participant may not make any separate cash payment into his or her Stock Purchase Account.

4.03. No interest will be paid upon payroll deductions or upon any amount credited to, or on deposit in, an employee’s Stock Purchase Account.

4.04. The Plan Administrator may establish procedures under which, if it is determined that a Participant’s payroll deductions are likely to result in a balance in the Participant’s Stock Purchase Account that will fund a purchase of Shares in excess of the limits in Section 3.02(ii) or Section 5.01, the Participant’s payroll deduction contributions to the Plan may be decreased, including to zero percent (0%), at any time during an Offering Period; any amounts in the Participant’s Stock Purchase Account that may not be applied to purchase Shares due to application of these limits will be refunded to the Participant; such Participant’s elected payroll deductions will be reinstated in the next Offering Period in which the Plan Administrator determines the share purchases funded by such deductions will not exceed the applicable limits.

Section 5. Purchase of Shares.

5.01. On each Purchase Date, each Participant shall automatically have purchased for him or her that number of whole Shares, not less than one, as can be purchased with the amount in his or her Stock Purchase Account on such Purchase Date, provided that in no event shall the number of Shares purchased during any Offering Period exceed five thousand (5,000).

5.02. With respect to any Offering Period, the per-Share purchase price of Shares purchased shall be eighty-five percent (85%) of the Fair Market Value on the Offering Date or the Purchase Date, whichever is lower (rounded up to the next higher full cent).

Section 6. Stock Purchase Account Balance.

6.01. Subject to Section 7 of the Plan, any funds remaining in a Participant’s Stock Purchase Account after the purchase of Shares on a Purchase Date, which funds must be less than the purchase price of one Share on the Purchase Date, shall remain in his or her Stock Purchase Account and be applied toward the purchase of Shares on the next Purchase Date, unless the Participant withdraws from the Plan, in which case, any such funds shall be refunded to the Participant within thirty (30) days.

Section 7. Ending Participation in the Plan.

7.01. A Participant may, at any time, change his or her Eligible Compensation payroll deduction percentage to zero percent (0%) by filing such forms as may be prescribed by the Company’s Human Resources Department indicating the change. At the end of an Offering Period, if a Participant’s payroll deduction of Eligible Compensation is zero percent (0%) and the Participant’s Stock Purchase Account balance is an amount less than the purchase price of one Share on the Purchase Date, such balance shall be refunded to him or her in the next payroll period. An Eligible Employee who has reduced his or her payroll deductions to zero percent (0%), but has not requested a withdrawal of previous deductions, may elect to increase his or her deductions at any time, as described in Section 4.01.

7.02. A Participant may, at any time, by completing the paper or online form(s) prescribed by the Company’s Human Resources Department, withdraw from the Plan and cease making any further payroll deductions. In such event, the Company shall refund, within thirty (30) days, the entire balance, if any, in the employee’s Stock Purchase Account. An Eligible Employee who has withdrawn from the Plan may elect to re-enroll in the Plan, as described in Section 3.01.

7.03. Participation in the Plan shall cease upon the date of a Participant’s termination of employment, death, transfer to status other than an Eligible Employee, transfer to an Excluded Subsidiary or a change in the designation of a Participant’s employer to an Excluded Subsidiary, and any amounts theretofore credited to the individual’s Stock Purchase Account shall be refunded within thirty (30) days to the former Participant or to his or her estate. The commencement of an approved leave of absence shall not be deemed a termination of employment for purposes of this Section 7.03; rather, a leave of absence shall be deemed to result in a termination of employment for purposes of this Section 7.03 on the later of (i) the date that ninety (90) days after the Participant’s commencement of an approved leave of absence, and (ii) the earlier of the date that the Participant’s approved leave of absence ends and the date the Participant no longer has a statutory or contractual right to re-employment.

Section 8. Transferability.

8.01. Stock purchase benefits granted hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the stock purchase benefits shall be null and void and without effect.

8.02. The funds accumulated in a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of the funds accumulated in the Stock Purchase Account shall be null and void and without effect.

8.03. The Plan Administrator may, from time to time, establish or modify minimum required holding periods for Shares purchased by all Participants under the Plan and, in connection therewith, may establish such rules and regulations as it determines to be necessary or appropriate for the administration of such minimum holding periods. Without limiting the generality of the authority herein, the Plan Administrator may require that the Shares issued under the Plan be restricted or bear a legend against transfer or by requiring periodic certifications by Participants concerning compliance with such minimum required holding periods. The establishment of or any change to any minimum required holding period shall be made effective on an Offering Date, and notice thereof shall be given to all Participants at least thirty (30) days prior to such Offering Date by such means as the Plan Administrator determines to be appropriate in the circumstances. The failure of a Participant to receive any such notice shall not affect the establishment of any such minimum holding period or any change thereto with respect to that or any other Participant.

Section 9. Share Certificates; Rights as a Shareholder.

9.01. Shares purchased under the Plan will be originally issued in uncertificated form. Shares issued under the Plan may contain restrictions against transfer (including applicable legends to that effect) as provided in Section 8.03.

9.02. The Company shall not be required to issue or deliver any Shares purchased unless such issuance and delivery comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

9.03. Book-entries representing Shares purchased under the Plan shall be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct.

9.04. A Participant shall not be entitled to any of the rights or privileges of a shareholder of the Company with respect to Shares offered for purchase under the Plan, including the right to vote or direct the voting or to receive any dividends that may be declared by the Company, until (i) the Participant actually has paid the purchase price for such Shares and (ii) such Shares have been issued and delivered as provided in this Section 9.

Section 10. Effective Date and Amendment or Termination of Plan.

10.01. The Plan was first adopted (but not implemented) by the Board in 2000. The Board approved implementation of the Plan effective as of February 1, 2002, and the Plan was subsequently approved by the shareholders of the Company in compliance with Section 423 of the Code.

10.02. The Board may at any time terminate the Plan, suspend the Plan, or amend the Plan in any respect; provided, however, that, the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval if required. During any suspension of the Plan, no new Offering Period shall begin, no Eligible Employee shall be offered any opportunity to elect to participate in the Plan, and any existing payroll deductions elections shall be suspended, but any Share purchase rights granted for an Offering Period that began prior to the Plan suspension shall remain subject to the other provisions of this Plan.

Section 11. Plan Administrator.

11.01. In administering the Plan, it will be necessary to follow various laws and regulations. It may be necessary from time to time to change or waive requirements of the Plan to conform with law, to meet special circumstances not anticipated or covered in the Plan, or to carry on successful operations of the Plan. Therefore, the Plan Administrator shall have full power and authority to make variations in the provisions of the Plan for such purposes and to determine any questions which may arise regarding interpretation and application of the provisions of the Plan, including, without limitation, adopting such rules, procedures and sub-plans as may be necessary, desirable or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside the United States by a non-U.S. Participating Subsidiary, and to achieve tax, securities law and other compliance objectives in particular locations outside the United States, which may include, to the extent permitted by Section 423 of the Code and regulations thereunder, granting options to citizens or residents of a non-U.S. jurisdiction that are less favorable than the terms of purchase rights generally granted under the Plan to employees resident in the United States. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding payroll deductions, payment of interest, conversion of local currency, payroll tax, the definition of Eligible Compensation, withholding procedures and handling of book entries that vary with local requirements. The Plan Administrator may promulgate rules regarding the time and manner for submitting any required notice or form contemplated under the Plan, which may include a requirement that the notice be on file with the Company’s designated office for a reasonable period before it will be effective. Subject to the terms of the Plan and applicable law, the Plan Administrator may delegate ministerial duties associated with the administration of the Plan to such Company officers, employees or agents as the Plan Administrator may determine. The determination of the Plan Administrator as to the interpretation and operation of the Plan shall be final and conclusive.

Section 12. Stock Dividend or Reclassification or Corporate Transaction.

12.01. Upon the payment of any stock dividend, or the occurrence of a stock split, reverse stock split or reclassification by way of split-up in the number of Shares of the Company, the Plan Administrator shall make such equitable adjustments as it deems appropriate to the total number of Shares authorized by Section 13.01 to be sold under the Plan, to the number of Shares subject to purchase under outstanding share purchase rights, and to the share purchase exercise price or prices applicable to outstanding purchase rights.

12.02. In the event of a Corporate Transaction, appropriate adjustments shall be made to give effect thereto on an equitable basis in terms of issuance of shares of the surviving or successor corporation resulting from the Corporate Transaction (or the parent of such corporation). If such surviving or successor corporation (or the parent thereof) refuses to continue or assume outstanding purchase rights under the Plan, or issue substitute rights for such outstanding rights, then the Plan Administrator may, in its discretion, either terminate the Plan or shorten the Offering Period then in progress by setting a new Purchase Date for a specified date before the date of the consummation of the Corporate Transaction. In the event of a change in the Purchase Date, each Participant shall be notified in writing, prior to any new Purchase Date, that the Purchase Date for the existing Offering has been changed to the new Purchase Date and that the Participant’s right to acquire Shares will be exercised automatically on the new Purchase Date unless prior to such date the Participant’s employment has been terminated or the Participant has withdrawn from the Plan. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.

Section 13. Shares to be Sold.

13.01. Subject to the terms of Section 12.01, the number of Shares authorized to be sold under the Plan on or after February 1, 2000 shall not exceed 5 million. If the total number of Shares which may otherwise be sold on any Purchase Date, exceeds the maximum number of Shares authorized to be sold, reduced by the number of Shares previously sold under the Plan, the Company shall make a pro rata allocation of the Shares available for delivery and distribution in a uniform manner, to the extent practicable, and as it shall determine to be equitable, and the balance of payroll deductions credited to the Stock Purchase Account of each Participant shall be returned to him or her as promptly as possible.

Section 14. Notices.

14.01. Notices to the Company pertaining to the Plan may be addressed as follows:
Deluxe Corporation
Attention: Human Resource Department
Post Office Box 64235
St. Paul, MN 55164-0235